                                                               Exhibit (d)(1)(x)


                                     FORM OF
                                 AMENDMENT NO. 4
                                     TO THE
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT


     AMENDMENT NO. 4 to the Amended and Restated Investment Management Agreement ("Amendment No. 4"), dated as of May 2, 2003, between EQ Advisors Trust, a Delaware business trust the ("Trust") and The Equitable Life Assurance Society of the United States, a New York stock life insurance company ("Equitable" or "Manager").

     The Trust and Equitable agree to modify and amend the Amended and Restated Investment Management Agreement dated as of May 1, 2000 ("Agreement") and as amended by Amendment No. 1 dated as of September 1, 2000, Amendment No. 2 dated as of September 1, 2001 and Amendment No. 3 dated as of November 22, 2002 (collectively, the "Amendments"), as follows:

     1. Appendix A. Appendix A to the Agreement and Amendments, which set forth the Portfolios of the Trust for which Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

     2. Appendix B. Appendix B to the Agreement and Amendments, which set forth the fees payable to Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in fully force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first above set forth.



     EQ ADVISORS TRUST                THE EQUITABLE LIFE ASSURANCE
                                      SOCIETY OF THE UNITED STATES



     ----------------------------     ---------------------------
     Steven M. Joenk                  Peter D. Noris
     President                        Executive Vice President and Chief
                                      Investment Officer

                                                               Exhibit (d)(1)(x)



                                   APPENDIX A
                                   ----------

                                 AMENDMENT NO. 4
                                     TO THE
                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                   Portfolios
                                   ----------

EQ/Alliance International Portfolio                       EQ/Equity 500 Index Portfolio
EQ/Alliance Common Stock Portfolio                            (fka Alliance Equity Index Portfolio)
EQ/Alliance Growth and Income Portfolio                   EQ/FI Mid Cap Portfolio
EQ/High Yield Portfolio                                   EQ/FI Small/Mid Cap Value Portfolio
    (fka EQ/Alliance High Yield Portfolio)                    (fka Warburg Pincus Small Co. Value Portfolio)
EQ/Alliance Intermediate Government                       EQ/Janus Large Cap Growth Portfolio
   Securities Portfolio                                   EQ/J.P. Morgan Core Bond Portfolio
EQ/Money Market Portfolio                                     (fka JPM Core Bond Portfolio)
EQ/Aggressive Stock Portfolio                             EQ/Lazard Small Cap Value Portfolio
    (fka Alliance Aggressive Stock Portfolio)             EQ/Marsico Focus Portfolio
EQ/Alliance Premier Growth Portfolio                      EQ/Mercury Basic Value Equity Portfolio            )
EQ/Alliance Technology Portfolio                              (fka Merrill Lynch Basic Value Equity Portfolio
EQ/Alliance Quality Bond Portfolio                        EQ/MFS Investors Trust Portfolio
EQ/Alliance Small Cap Growth Portfolio                        (fka MFS Growth with Income Portfolio)
EQ/Balanced Portfolio                                     EQ/MFS Emerging Growth Companies Portfolio
    (fka Alliance Balanced Portfolio)                     EQ/Emerging Markets Equity Portfolio
EQ/Bernstein Diversified Value Portfolio                  EQ/Putnam Growth & Income Value Portfolio
EQ/Calvert Socially Responsible Portfolio                 EQ/Putnam International Equity Portfolio
EQ/Capital Guardian International Portfolio               EQ/Putnam Voyager Portfolio
EQ/Capital Guardian Research Portfolio                        (fka EQ/Putnam Growth Investors Portfolio)
EQ/Capital Guardian U.S. Equity Portfolio                 EQ/Small Company Index Portfolio
EQ/Evergreen Omega Portfolio                                  (fka BT Small Company Index Portfolio)
    (fka Evergreen Portfolio)


                                                               Exhibit (d)(1)(x)

                                   APPENDIX B
                                   ----------

                                 AMENDMENT NO. 4
                           TO THE AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

------------------------------------------------------------------------------------------------------------------------------

                              (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS) (FEE ON ALL ASSETS)
------------------------------------------------------------------------------------------------------------------------------
INDEX PORTFOLIOS
----------------
------------------------------------------------------------------------------------------------------------------------------
EQ/Equity 500 Index                          0.250%
------------------------------------------------------------------------------------------------------------------------------
EQ/Small Company Index                       0.250%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------

                                             (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------------------------------------------------------------------------------------------------------------------------------
                                                     FIRST            NEXT             NEXT           NEXT
DEBT PORTFOLIOS                                   $750 MILLION    $750 MILLION      $1 BILLION    $2.5 BILLION   THEREAFTER
---------------                                   ------------    ------------      ----------    ------------   ----------
------------------------------------------------------------------------------------------------------------------------------
EQ/High Yield                                        0.600%          0.575%           0.550%         0.530%        0.520%
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Intermediate Government Securities       0.500%          0.475%           0.450%         0.430%        0.420%
------------------------------------------------------------------------------------------------------------------------------
EQ/Money Market                                      0.350%          0.325%           0.300%         0.280%        0.270%
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Quality Bond                             0.525%          0.500%           0.475%         0.455%        0.445%
------------------------------------------------------------------------------------------------------------------------------
EQ/J.P. Morgan Core Bond                             0.450%          0.425%           0.400%         0.380%        0.370%
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                               (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
------------------------------------------------------------------------------------------------------------------------------
                                               FIRST             NEXT                              NEXT
EQUITY PORTFOLIOS                           $1 BILLION        $1 BILLION     NEXT $3 BILLION    $5 BILLION      THEREAFTER
-----------------                           ----------        ----------          ----------    ----------      ----------
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Common Stock                      0.550%            0.500%           0.475%           0.450%          0.425%
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Growth and Income                 0.600%            0.550%           0.525%           0.500%          0.475%
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance International                     0.750%            0.700%           0.675%           0.650%          0.625%
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Premier Growth                    0.900%            0.850%           0.825%           0.800%          0.775%
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Small Cap Growth                  0.750%            0.700%           0.675%           0.650%          0.625%
------------------------------------------------------------------------------------------------------------------------------
EQ/Alliance Technology                        0.900%            0.850%           0.825%           0.800%          0.775%
------------------------------------------------------------------------------------------------------------------------------
EQ/Aggressive Stock                           0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------
EQ/Balanced                                   0.600%            0.550%           0.525%           0.500%          0.475%
------------------------------------------------------------------------------------------------------------------------------
EQ/Bernstein Diversified Value                0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------
EQ/Calvert Socially Responsible               0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian International             0.850%            0.800%           0.775%           0.750%          0.725%
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian Research                  0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------
EQ/Capital Guardian U.S. Equity               0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------
EQ/Evergreen Omega                            0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------
EQ/FI Small/Mid Cap Value                     0.750%            0.700%           0.675%           0.650%          0.625%
------------------------------------------------------------------------------------------------------------------------------
EQ/FI Mid Cap                                 0.700%            0.650%           0.625%           0.600%          0.575%
------------------------------------------------------------------------------------------------------------------------------
EQ/Janus Large Cap Growth                     0.900%            0.850%           0.825%           0.800%          0.775%
------------------------------------------------------------------------------------------------------------------------------
EQ/Lazard Small Cap Value                     0.750%            0.700%           0.675%           0.650%          0.625%
------------------------------------------------------------------------------------------------------------------------------
EQ/Marsico Focus                              0.900%            0.850%           0.825%           0.800%          0.775%
------------------------------------------------------------------------------------------------------------------------------
EQ/Mercury Basic Value Equity                 0.600%            0.550%           0.525%           0.500%          0.475%
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Emerging Growth Companies              0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------
EQ/MFS Investors Trust                        0.600%            0.550%           0.525%           0.500%          0.475%
------------------------------------------------------------------------------------------------------------------------------
EQ/Emerging Markets Equity                    1.150%            1.100%           1.075%           1.050%          1.025%
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Growth & Income Value               0.600%            0.550%           0.525%           0.500%          0.475%
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam International Equity                0.850%            0.800%           0.775%           0.750%          0.725%
------------------------------------------------------------------------------------------------------------------------------
EQ/Putnam Voyager                             0.650%            0.600%           0.575%           0.550%          0.525%
------------------------------------------------------------------------------------------------------------------------------